                                                                    Exhibit 99.1

                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Employment Agreement ("Agreement") is made by and between KFx Inc. ("Employer") and Robert I. Hanfling ("Executive") (individually, a "party" and together, the "parties"). This Agreement shall be effective February 1, 2005.

         1. POSITION. Executive will begin employment with Employer on February 1, 2005, as President and Chief Operating Officer. Executive's precise responsibilities and job description are subject to change at any time based on the discretion of the Employer's board of directors (the "Board"). Executive shall devote substantially full time and attention to the business of the Employer during the term of this Agreement and shall perform all duties as may be required of him.

         2. AT-WILL EMPLOYMENT. Executive and Employer expressly agree that Executive's employment with Employer is "at-will," meaning that either Executive or Employer may terminate the employment relationship with or without cause and with or without notice at any time. In the event that either Executive or the Employer terminates the employment relationship, this Agreement shall also terminate, effective the same date as the termination of the employment relationship. The at will nature of the employment relationship may only be modified in a writing signed by Executive and Employer's Chief Executive Officer, as authorized by the Board.

         3. COMPENSATION.

                  3.1 ANNUAL SALARY. Employer shall pay to Executive an annual salary of $250,000. Salary increases shall not be automatic, but instead shall be in the sole and absolute discretion of Employer's Board.

                  3.2 BONUS. After Executive's first year of employment, the Board shall grant Executive a guaranteed first-year bonus of $100,000. Any subsequent bonuses are at the sole and absolute discretion of the Board.

                  3.3 OPTIONS. The Board shall grant stock options to the Executive pursuant to the terms and conditions of the stock option agreements attached hereto, and incorporated by reference herein, as Exhibit A; provided, that the grant of such options has been approved by the American Stock Exchange. The exercise price shall be the closing market price of Employer common stock on the date of grant by the Board. The Board may, at its sole and absolute discretion, grant additional options from time to time.

                  3.4 RESTRICTED STOCK. At the next regular Board meeting, currently scheduled for March of 2005, the Board shall make a one-time only grant to the Executive of 100,000 shares of the Employer's restricted common stock from the Employer's 2002 Stock Incentive Plan to the extent that such shares are available under such plan. If 100,000 shares are not available under the 2002 Stock Incentive Plan, then the portion of the 100,000 shares of restricted stock that could not be granted under the 2002 Stock Incentive Plan shall be granted as an inducement grant outside of the plan; provided, that the grant of such restricted stock has been approved by the American Stock Exchange. Twenty percent of the restricted stock shall vest on January 2, 2006, and each additional 20% shall vest on January 2, 2007, January 2, 2008, January 2, 2009, and January 5, 2010, respectively, subject to the Executive continuing to be employed by the Employer on such dates. The precise terms and conditions regarding the restricted stock grant shall be determined by the Board at or after the next regular Board meeting. Executive shall sign such additional documents as requested by the Board reflecting these terms and conditions.

         4. OTHER BENEFITS.

                  4.1 VACATION. Executive shall accrue four weeks vacation each year. The policies and rules regarding accrual and vesting are those set forth in Employer's Human Resources Policy & Procedures Manual. Employer reserves the right to revise its policies and rules regarding accrual and vesting of vacation.

                  4.2 HEALTH BENEFITS. Employer shall offer Executive health benefits on the same terms that it offers benefits to other Executives.

                  4.3 OTHER BENEFITS. With regard to other benefits, Executive shall be entitled to those benefits on the same terms as Employer offers those benefits to regular, full-time Executives.

         5. RELOCATION EXPENSES. Employer will reimburse Executive with reasonable and customary expenses associated with relocating from the Washington, DC area to Colorado. Said expenses shall include moving expenses as well as temporary housing for up to six months, or for such longer period as Employer and Executive shall mutually agree. Any such reimbursement will be treated as taxable income as required by applicable state and federal law.

         6. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Executive acknowledges that the protection of confidential or proprietary information and trade secrets ("Confidential Information") is essential to the Employer. To protect such information, Executive shall not, during the term of this Agreement or at any time thereafter, disclose any Confidential Information that he may acquire in the performance of his duties to anyone outside of the Employer, except in accordance with the Company's policies governing disclosure in the ordinary course of business and subject to a non-disclosure obligation of the receiving party, and will not use any Confidential Information for his own benefit or for the benefit of any third party, except as permitted by the Board or required by law. He agrees that upon termination of employment, he will deliver promptly to the Employer all memoranda, notices, records, reports, computer files, diskettes or other removable computer storage media, e-mail, and other documents (and copies thereof) relating to the business of the Employer, including but not limited to Confidential Information, which he may then possess or have under his control. Should Executive be compelled to disclose, by judicial or administrative process, any Confidential Information, he agrees that prior to disclosing such information, he will provide written notice to the Employer as soon as practicable and, if possible, at least ten (10) days prior to producing such information. Furthermore, Executive agrees to execute Employer's standard confidentiality, non-competition and inventions agreement.

         7. HUMAN RESOURCES POLICY AND PROCEDURES. Executive agrees to review and abide by Employer's Human Resources Policy & Procedures Manual. Executive understands that Employer has the right to modify or rescind any policies in its Human Resource Manual, other than the policy regarding at-will employment, for any reason and with or without notice.

         8. EXECUTIVE UNRESTRICTED BY OTHER AGREEMENTS. Executive represents and warrants to the Employer that he is not subject to any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction that would prohibit Executive from executing this Agreement and performing his duties and responsibilities hereunder, or that would in any manner, directly or indirectly limit or adversely affect the duties and responsibilities which may now or in the future be assigned to Executive by the Employer.

         9. GENERAL PROVISIONS.

                  9.1 GOVERNING LAW AND FORUM. This Agreement shall be governed in accordance with the laws of the State of Colorado, without regard to its principles regarding conflicts of law. Any disputes arising out of Executive's employment or this Agreement shall be brought in the City & County of Denver, Colorado.

                  9.2 SEVERABILITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                  9.3 BINDING EFFECT; ASSIGNABILITY. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives. The obligations of Executive hereunder are personal, and this Agreement may not be assigned by Executive.

                  9.4 ENTIRE AGREEMENT. This Agreement and Exhibit A, attached, contain all of the terms agreed upon by the parties with respect to the subject matter of this Agreement, and supersede any and all prior agreements, arrangements, communications, understandings, documents or rules, either oral or in writing, between the parties for the employment of Executive, and contain all of the covenants and agreements between the parties for such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied in this Agreement. Any modification of this Agreement will be effective only if in writing signed by Executive and Employer's Chief Executive Officer, as authorized by the Board.

Dated:  February 15, 2005                         KFx Inc.

                                                  By:  /S/  Theodore Venners
                                                       -------------------------
                                                       Theodore Venners
                                                  Its: Chief Executive Officer


Dated:  February 15, 2005                         /S/  Robert I. Hanfling
                                                  ------------------------------
                                                  Robert I. Hanfling


                                      -3-